CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Enrique Abaroa Martinez, President of Star Resorts Development Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Star Resorts Development Inc. for the year ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Star Resorts Development Inc..

Dated: June 27, 2007

/s/ Enrique Abaroa Martinez
Enrique Abaroa Martinez
President and Director
(Principal Executive Officer and Principal Financial Officer)
Star Resorts Development Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Star Resorts Development Inc. and will be retained by Star Resorts Development Inc. and furnished to the Securities and Exchange Commission or its staff upon request.